BY-LAWS

OF

INFONET SERVICES CORPORATION

(a Delaware corporation, the Corporation)

ARTICLE I

Offices and Agent

SECTION 1. Registered Office and Agent. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

SECTION 2. Other Offices. The Corporation may also have offices at other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

Meeting of Stockholders

SECTION 1. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place (within or without the State of Delaware), date and hour as shall be designated in the notice thereof, except that, to the extent permitted by applicable law, no annual meeting need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware to be taken at a stockholders’ annual meeting are taken by written consent in lieu of a meeting pursuant to Section 9 of this Article II.

SECTION 2. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Board of Directors, the Chairman of the Board of Directors or a stockholder or stockholders holding of record at least 50% of any class of stock of the Corporation entitled to vote thereat to be held at such place (within or without the State of Delaware), date and hour as shall be designated in the notice thereof.

SECTION 3. Notice of Meetings. Except as otherwise expressly required by law, notice of each meeting of the stockholders shall be given not less than 10 or more than 60 calendar days before the date of the meeting to each stockholder entitled to vote at such meeting by mailing such notice, postage prepaid, directed to each stockholder at the address of such stockholder as appears on the records of the Corporation. Every such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as provided in the immediately following sentence or as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder entitled to vote at such adjourned meeting in the manner set forth in the first and second sentences of this Section 3.

A written waiver of notice, signed by a stockholder entitled to notice, whether signed before or after the time set for a given meeting, shall be deemed equivalent to notice of such meeting. Attendance of a stockholder in person or by proxy at a stockholders meeting shall constitute a waiver of notice to such stockholder of such meeting, except when such stockholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 4. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, at least 10 calendar days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 calendar days prior to the meeting either at a place specified in the notice of the meeting within the city where the meeting is to be held or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 4 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 5. Quorum. At each meeting of the stockholders, except as otherwise expressly required by law, stockholders holding a majority of the shares of stock of the Corporation issued, outstanding and entitled to be voted at the meeting shall be present in person or by proxy in order to constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may reschedule such meeting from time to time until stockholders holding the amount of stock requisite for a quorum shall be present in person or by proxy. At any such rescheduled meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called.

SECTION 6. Organization. At each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

(a) the Chairman of the Board of Directors;

(b) if there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors shall be absent from such meeting, the President;

(c) if the Chairman of the Board of Directors and President shall be absent from such meeting, any other officer or director of the Corporation designated by the Board of Directors to act as chairman of such meeting and to preside thereat; or

(d) a stockholder of record of the Corporation who shall be chosen chairman of such meeting by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat.

The Secretary or, if the Secretary shall be presiding over the meeting in accordance with the provisions of this Section or if he or she shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

SECTION 7. Order of Business. The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting, but such order of business may be changed by a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

SECTION 8. Voting. Each holder of shares of any class of stock of the Corporation shall be entitled to attend all special and annual meetings of the stockholders of the Corporation. On all matters upon which stockholders are entitled or permitted to vote, holders of any class of Common Stock shall exercise the voting rights of such shares pro rata, based on their relative ownership interests of such class of Common Stock.

Any vote of stock of the Corporation may be given at any meeting of the stockholders by the stockholders entitled to vote thereon either in person or by proxy appointed by an instrument in writing delivered to the Secretary or an Assistant Secretary of the Corporation or the secretary of the meeting. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he or she shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At all meetings of the stockholders, all matters, except as otherwise provided by law or in these By-laws, shall be decided by the vote of a majority of the votes cast by stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Except as otherwise expressly required by law, the vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his or her proxy, if there be such proxy, and shall state the number of shares voted.

SECTION 9. Action by Written Consent. Except as otherwise provided by law or by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation entitled to vote thereon were present and voted.

ARTICLE III

Board of Directors

SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

SECTION 2. Number and Term of Office. The Board of Directors shall consist of such number of members as shall be determined by resolution of the sole incorporator or of the Board of

Directors. Directors need not be stockholders or citizens or residents of the United States of America. Each of the directors of the Corporation shall hold office until his or her term expires and until his or her successor is elected and qualified or until his or her earlier death or until his or her earlier resignation or removal in the manner hereinafter provided.

SECTION 3. Resignation, Removal and Vacancies. Any director may resign at any time by giving written notice of his or her resignation to the Chairman of the Board of Directors or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, when accepted by action of the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

A director elected by the holders of a class of stockholders may be removed, either with or without cause, at any time by a vote of 100% in voting interest of such stockholders.

Any vacancy occurring on the Board of Directors for any reason may be filled by a majority of the directors elected by the holders of the same class of common stock as the director with respect to which the vacancy occurred, though less than a quorum. The director elected to fill such vacancy shall hold office for the unexpired term in respect of which such vacancy occurred.

SECTION 4. Meetings. (a) Annual Meetings. As soon as practicable after each annual election of directors, the Board of Directors shall meet for the purpose of organization and the transaction of other business.

(b) Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board shall from time to time determine.

(c) Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors or a majority of the directors at the time in office. Any and all business may be transacted at a special meeting that may be transacted at a regular meeting of the Board of Directors.

(d) Place of Meeting. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time by resolution determine or as shall be designated in the respective notices or waivers of notice thereof.

(e) Notice of Meetings. Notices of regular meetings of the Board of Directors or of any adjourned meeting need not be given.

Notices of special meetings of the Board of Directors, or of any meeting of any committee of the Board of Directors that has not been fixed in advance as to time and place by such committee, shall be mailed by the Secretary or an Assistant Secretary to each director or member of such committee, addressed to him or her at his or her residence or usual place of business, so as to be received at least two business days before the day on which such meeting is to be held, or shall be sent to him or her by telegraph, cable or other form of recorded communication or be delivered personally or by telephone so as to be received not later than two business days before the day on which such meeting is to be held. Such notice shall include the time and place of such meeting. However, notice of any such meeting need not be given to any director or member of any committee if such notice is waived by him or her in writing or by telegraph, cable or other form of recorded communication, whether before or after such meeting shall be held, or if he or she shall be present at such meeting.

(f) Quorum and Manner of Acting. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, at least one-half of the total number of directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting. In each case the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or any act of the Board of Directors, except as otherwise expressly required by law or these By-laws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat.

(g) Action by Communication Equipment. The directors, or the members of any committee of the Board of Directors, may participate in a meeting of the Board, or of such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

(h) Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and such writing is filed with the minutes of the proceedings of the Board or such committee.

(i) Organization. At each meeting of the Board of Directors, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence: (a) the Chairman of the Board of Directors or (b) any director chosen by a majority of the directors present thereat. The Secretary or, in case of his or her absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

SECTION 5. Compensation. Directors, as such, shall not receive any stated salary for their services. Nothing herein contained shall be construed so as to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

Committees

SECTION 1. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate committees of the Board of Directors, each such committee to consist of one or more directors and to have such duties and functions as shall be provided in such resolution. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. The Board of Directors shall have the power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

SECTION 2. Duties and Functions. Chairman. The Chairman, who shall be a member of the Board of Directors, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present and shall perform such other duties and exercise such powers as may from time to time be prescribed by the Board of Directors.

ARTICLE V

Officers

SECTION 1. Election, Appointment and Term of Office. The officers of the Corporation shall include a President and a Secretary. Any two or more offices may be held by the same person. Officers need not be stockholders of the Corporation or citizens or residents of the United States of America. Except as otherwise determined by the Board of Directors, each officer shall hold office until the next annual meeting of the Board of Directors, and until his or her successor is elected or until his or her earlier death or until his or her earlier resignation or removal in the manner hereinafter provided.

The Board of Directors may elect or appoint such other officers as it deems necessary, including a Vice President, a Treasurer and Assistant Secretaries. Each such officer shall have such authority and shall perform such duties as may be provided herein or as the Board of Directors may prescribe. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

If additional officers are elected or appointed during the year, each of them shall hold office until the next annual meeting of the Board of Directors at which officers are regularly elected or appointed and until his or her successor is elected or appointed or until his or her earlier death or until his or her earlier resignation or removal in the manner hereinafter provided.

SECTION 2. Resignation, Removal and Vacancies. Any officer may resign at any time by giving written notice to the Chairman of the Board of Directors, the President or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, when accepted by action of the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

Except as otherwise determined by the Board of Directors, all officers and agents elected or appointed by the Board of Directors shall be subject to removal at any time by the Board of Directors, as the case may be, with or without cause.

A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.

SECTION 3. Duties and Functions. (a) President. The President of the Corporation shall perform such duties and exercise such powers as are incident to the office of president and chief executive, and shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board of Directors.

(b) Secretary. The Secretary shall keep the records of all meetings of the stockholders and of the Board of Directors and committees of the Board of Directors. He or she shall affix the seal of the Corporation to all instruments requiring the corporate seal when the same shall have been signed on behalf of the Corporation by a duly authorized officer. The Secretary shall be the custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Corporation and of its other corporate records and in general shall perform all duties and have all powers incident to the office of Secretary. To such extent as the Board of Directors or the Executive Committee shall deem proper, the duties of Secretary may be performed by one or more assistants, to be appointed as provided in Section 1 of this Article V.

ARTICLE VI

Contracts, Checks, Drafts.

Bank Accounts, Proxies, Etc.

SECTION 1. Execution of Documents. The President or any other officer, employee or agent of the Corporation designated by the Board of Directors, or designated in accordance with corporate policy as approved by the Board of Directors, shall have power to execute and deliver deeds, leases, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and such power may be delegated (including power to redelegate) by written instrument to other officers, employees or agents of the Corporation.

SECTION 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise in accordance with corporate policy as approved by the Board of Directors.

SECTION 3. Proxies in Respect of Stock or Other Securities of Other Corporations. The President or any other officer of the Corporation designated by the Board of Directors shall have the authority (a) to appoint from time to time an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights that the Corporation may have as the holder of stock or other securities in any other corporation, (b) to vote or consent in respect of such stock or securities and (c) to execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as he or she may deem necessary or proper in order that the Corporation may exercise such powers and rights. The President or any such designated officer may instruct any person or persons appointed as aforesaid as to the manner of exercising such powers and rights.

ARTICLE VII

Books and Records

The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE VIII

Shares and Their Transfer; Fixing Record Date

SECTION 1. Certificate for Stock. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him or her in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board shall prescribe. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, or the President and by the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on a certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

SECTION 2. Record. A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate and the date thereof, and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly required by law.

SECTION 3. Lost, Stolen Destroyed or Mutilated Certificates. The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor. The Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen, destroyed or mutilated, and the Board of Directors, the President or the Secretary may, in its or his or her discretion, require the owner of the lost, stolen, mutilated or destroyed certificate or his or her legal representatives to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties as the Board of Directors shall in its discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of any such new certificate.

SECTION 4. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than 60 or less than 10 calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than 10 calendar days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is otherwise required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the registered office of the Corporation shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE IX

Seal

The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the words “Corporate Seal Delaware” and in figures the year of its incorporation.

ARTICLE X

Fiscal Year; Dividends

SECTION 1. Fiscal Year. The fiscal year of the Corporation shall end on March 31 each year, or on such other date as the Board of Directors shall determine.

SECTION 2. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

ARTICLE XI

Indemnification

SECTION 1. Right to Indemnification. The Corporation shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the Indemnitee) who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a Proceeding) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually incurred by the Indemnitee in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses reasonably incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

SECTION 2. Insurance Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any person entitled to indemnification under this Article XI against any expenses, judgments, fines and amounts payable as specified in this Article XI, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any person entitled to indemnification under this Article XI in furtherance of the provisions of this Article XI and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article XI.

SECTION 3. Indemnification Not Exclusive Right. The right of indemnification provided in this Article XI shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Article XI shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnification under this Article XI and shall be applicable to Proceedings commenced or continuing after the adoption of this Article XI, whether arising from acts or omissions occurring before or after such adoption.

SECTION 4. Advancement of Expenses. In furtherance and not in limitation of the foregoing provisions, all reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article XI.

SECTION 5. Effects of Amendments. Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article XI (including, without limitation, this Section 5) shall adversely affect the rights of any Indemnitee under this Article XI with respect to any Proceeding commenced or threatened prior to such amendment, repeal or adoption of an inconsistent provision.

SECTION 6. Severability. If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article XI (including, without limitation, all portions of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article XI (including, without limitation, all portions of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

SECTION 7. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation or other person indemnified hereunder and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE XII

Amendments

These By-laws may be amended or repealed by the Board of Directors at any regular or special meeting thereof, subject to the power of the holders of a majority of the outstanding stock of the Corporation entitled to vote in respect thereof, by their vote given at an annual meeting or at any special meeting, to amend or repeal any By-law.